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                                 Exhibit 8(a)(1)
                   Amendment No. 23 to Participation Agreement

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                               AMENDMENT NO. 23 TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                    AEGON/TRANSAMERICA SERIES FUND, INC. AND
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,

     Amendment No. 23 to the Participation Agreement ("Agreement"), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. (the "Fund") and Western Reserve Life Assurance Co. of Ohio ("WRL").

     WHEREAS, WRL has registered or will register the WRL Freedom Multiple variable annuity contract (the "Contract") under the Securities Act of 1933; and

     WHEREAS, WRL will offer, through its Separate Account VA V, the WRL Freedom Multiple variable annuity contract; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, WRL intends to purchase shares in one or more of the Portfolios of the Fund to fund the Contract, as specified in Schedule B attached to the Agreement, as such Schedule B is amended by this Amendment No. 23, and as Schedule B may be amended from time to time; and

     WHEREAS, the Fund's Board of Directors approved resolutions for the following changes to go into effect April 30, 2004: a name change of the following portfolios: Dreyfus Mid Cap to J.P. Morgan Mid Cap Value and PBHG/NWQ Value Select to Mercury Large Cap Value; restructuring of the Janus Balanced portfolio to Transamerica Balanced; and the mergers of the following portfolios:
Alger Aggressive Growth into Transamerica Equity, LKCM Strategic Total Return into Transamerica Value Balanced, GE U.S. Equity into Great Companies - AmericaSM, PBHG Mid Cap Growth into Transamerica Growth Opportunities, and Templeton Great Companies Global into Janus Global and then a name change of Janus Global to Templeton Great Companies Global; and

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to the Contract at net asset value; and

     NOW, THEREFORE, IT IS HEREBY AGREED that WRL, through its Separate Account VA V, is authorized to acquire shares issued by the Fund, subject to the terms and conditions of the Participation Agreement, and that Schedule B to the Participation Agreement is hereby amended to add the WRL Freedom Multiple variable annuity contract to the list of "Policies". It is also hereby agreed that Schedule A to this Agreement will be amended to reflect the various name changes to certain portfolios due to the mergers listed above.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2004.

WESTERN RESERVE LIFE ASSURANCE        AEGON/TRANSAMERICA SERIES CO. OF OHIO
By its authorized officer,                 By its authorized officer,


By: /s/ Priscilla I. Hechler          By: /s/ John K. Carter
    ------------------------              -------------------------------
       Priscilla I. Hechler                  John K. Carter
Title: Assistant Vice President       Title: Vice President, Secretary
       and Assistant Secretary               and General Counsel

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                                     AMENDED
                                   SCHEDULE B

                              Effective May 1, 2004

                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement

Accounts:         WRL Series Life Account
                  WRL Series Annuity Account
                  Separate Account VA U
                  Separate Account VA V

Policies:    The Equity Protector
                  WRL Freedom Equity Protector
                  WRL Freedom SP Plus
                  WRL Freedom Variable Annuity
                  WRL Freedom Attainer Variable Annuity
                  WRL Freedom Bellwether Variable Annuity
                  WRL Freedom Conqueror Variable Annuity
                  WRL Freedom Wealth Protector
                  C.A.S.E. Reserve Variable Annuity
                  Meridian Sector Variable Annuity
                  WRL Freedom Wealth Creator Variable Annuity
                  WRL Financial Freedom Builder
                  WRL Freedom Elite
                  WRL Freedom Premier Variable Annuity
                  WRL Freedom Access Variable Annuity
                  WRL Freedom Enhancer Variable Annuity
                  WRL Freedom Select Variable Annuity
                  WRL Freedom Elite Builder
                  WRL Freedom Elite Advisor
                  WRL Freedom Premier II
                  WRL Freedom Access II
                  WRL Freedom Enhancer II
                  WRL Freedom Premier III
                  WRL Xcelerator
                  WRL Freedom Elite Builder II
                  WRL Freedom Multiple

Portfolios:  AEGON/Transamerica Series Fund, Inc. - each Portfolio has an
             Initial Class and a Service Class of Shares

                  AEGON Bond
                  Asset Allocation - Conservative Portfolio
                  Asset Allocation - Growth Portfolio
                  Asset Allocation - Moderate Portfolio
                  Asset Allocation - Moderate Growth Portfolio
                  American Century International
                  American Century Income & Growth
                  Capital Guardian U.S. Equity
                  Capital Guardian Value
                  Clarion Real Estate Securities
                  Dreyfus Small Cap Value
                  Federated Growth & Income
                  Great Companies - America(sm)
                  Great Companies - Technology(sm)
                  J.P. Morgan Enhanced Index
                  J.P. Morgan Mid Cap Value

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                           AMENDED SCHEDULE B (continued)

Portfolios:       Janus Growth
                  Marsico Growth
                  Mercury Large Cap Value
                  MFS High Yield
                  Munder Net50
                  PIMCO Total Return
                  Salomon All Cap
                  Templeton Great Companies Global
                  T. Rowe Price Equity Income
                  T. Rowe Price Small Cap
                  Third Avenue Value
                  Transamerica Balanced
                  Transamerica Equity
                  Transamerica Convertible Securities
                  Transamerica Growth Opportunities
                  Transamerica Money Market
                  Transamerica U.S. Government Securities
                  Transamerica Value Balanced
                  Van Kampen Emerging Growth